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                                                                   EXHIBIT 10.12


                          REAL ESTATE CONTRACT OF SALE


         THIS AGREEMENT is entered into by and between SILVERLEAF RESORTS, INC., a Texas Corporation ("Seller"), and ROBERT E. MEAD ("Purchaser").

                             W I T N E S S E T H :

         WHEREAS, on or about April 18, 1996, Seller purchased (i) certain property in Mexico City, Mexico (the "Mexico Property"), and (ii) certain property in Montgomery County, Texas (the "Woodlands Property"), from Mr. Ricardo Enterria Diaz ("Diaz") for Four Hundred Nineteen Thousand Eight Hundred Twenty-Four and 61/100 Dollars ($419,824.61) (the property described in (i) and
(ii) are hereinafter collectively referred to as the "Property");

         WHEREAS, the appraised fair market value of the Woodlands Property is One Hundred Two Thousand and No/100 Dollars ($102,000.00);

         WHEREAS, Seller has not yet received an appraisal of the Mexico Property; and

         WHEREAS, Seller previously agreed to sell and Purchaser previously agreed to purchase the Property for a purchase price of the greater of: (a) the cost of the Property at the time said property was sold to Seller by Diaz, plus fifteen (15%) percent per annum; or (b) the appraised value of the Property.

         FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for the Property in accordance with the following terms and conditions:

         1. Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property upon execution of this Contract shall be Five Hundred Eight Thousand Four Hundred and Eighty-Seven and 38/100 Dollars ($508,487.38) which amount represents the cost of the Property to the Seller ($419,824.61) plus 15% per annum; provided, however, that upon receipt of an appraisal of the Mexico Property, the purchase price will be adjusted if the fair market value of the Mexico Property plus the fair market value of the Woodlands Property is greater than $508,487.38.

         2. Closing. The closing of the Woodlands Property shall occur upon the execution of this agreement by both parties. The closing of the Mexico Property shall take place at a
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location reasonably acceptable to both parties within ten (10) days of the receipt of an appraisal of the fair market value of the Mexico Property.

         3. Seller's Obligations at Closing. At closing of the Mexico Property, Seller shall do the following:

                 (a) Deliver to Purchaser a special warranty deed covering the Mexico Property, duly signed and acknowledged by Seller, which deed shall be in form for recording and shall convey to Purchaser good and indefeasible fee simple title to the Property free and clear of all liens, but subject to all restrictions, rights-of-way, easements, title exceptions, and other matters affecting title to the Property.

                 (b) Deliver all additional documents and instruments as are reasonably necessary for the proper consummation of this transaction.

         4. Purchaser's Obligations at Closing. At the closing of the Mexico Property, Purchaser shall deliver to Seller any additional amounts owed pursuant to paragraph 1 herein.

         5. Notices. All notices, demands, or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person or by United States Mail, as a registered or certified item, return receipt requested, addressed as follows:

                 Purchaser:       Robert E. Mead
                                  1221 Riverbend, Suite 120
                                  Dallas, TX 75247

                 Seller:          Silverleaf Resorts, Inc.
                                  1221 Riverbend Drive, Suite 120
                                  Dallas, Texas 75247

         6. Interpretation and Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and permitted assigns, as applicable, of any party hereto.

         7. Amendment. This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such



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waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

         8. Authority. Each person executing this Contract warrants and represents that he is fully authorized to do so.

         9. Attorneys' Fees. In the event it becomes necessary for either party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

         10. Descriptive Headings. The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         11. Entire Agreement. This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Contract.

         EXECUTED on this the 31st day of September, 1997.


                                  SELLER:

                                  SILVERLEAF RESORTS, INC., a Texas Corporation


                                  By: /s/ SHARON K. BRAYFIELD
                                      -----------------------------------------
                                  Name:    Sharon K. Brayfield
                                        ---------------------------------------
                                  Its:     President
                                       ----------------------------------------

         EXECUTED on this the 31st day of September, 1997.


                                  PURCHASER:


                                  /s/ ROBERT E. MEAD
                                  ---------------------------------------------
                                  ROBERT E. MEAD





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